SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report:     August 19, 1998

                                 Telident, Inc.
             (Exact name of registrant as specified in its charter)

        MINNESOTA                     0-20887                   41-1533060
(State of Incorporation)      (Commission File Number)        (IRS Employer
                                                            Identification No.)

                       Ten Second Street N.E., Suite 212
                             Minneapolis, MN 55413
                    (Address of principal executive offices)

                                 (612) 623-0911
              (Registrant's telephone number, including area code)




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                                 TELIDENT, INC.
                                 BALANCE SHEETS
                                   (UNAUDITED)


                                                                JULY 31            JUNE 30
                                                                  1998              1998
                                                                  ----              ----
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                  $    306,564    $    258,875
   Trade accounts receivable, net of allowance for doubtful
     accounts of $30,000 on both dates                             493,586         508,956
   Inventories                                                     269,845         285,708
   Other                                                            79,329          76,088
                                                              ------------    ------------
     Total current assets                                        1,149,324       1,129,627

FURNITURE AND OFFICE EQUIPMENT, less accumulated
    depreciation of $298,955 and $291,955, respectively            204,054         209,435
INTANGIBLE ASSETS, less accumulated amortization of
   $166,986 and $159,386, respectively                             286,572         289,672
OTHER ASSETS                                                        80,305          83,055
                                                              ------------    ------------
                                                              $  1,720,255    $  1,711,789
                                                              ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Note payable                                               $    194,646    $     95,271
   Trade accounts payable                                          111,717         168,069
   Accrued expenses                                                104,330         118,123
   Deferred revenue                                                 19,952          21,053
   Current portion of long-term debt                                52,977         101,519
                                                              ------------    ------------
     Total current liabilities                                     483,622         504,035

LONG-TERM DEBT, less current portion                                26,195          31,825

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Preferred stock, $.08 par value, 2,500,000
     shares authorized
   Series I, Class A, cumulative dividend at an
     annual rate of the prime rate plus 1%,
     convertible into common stock at the rate
     of one common share for each preferred share,
     37,500 shares outstanding at both dates                        3,000           3,000
   Common stock, $.08 par value, 10,000,000
     shares authorized, 2,787,297 and 2,786,657
     shares outstanding, respectively                              222,984         222,933
   Additional paid-in capital                                   14,614,046      14,612,497
   Accumulated deficit                                         (13,629,592)    (13,662,501)
                                                              ------------    ------------
     Total shareholders' equity                                  1,210,448       1,175,929
                                                              ------------    ------------
                                                              $  1,720,255    $  1,711,789
                                                              ============    ============



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                                 TELIDENT, INC.
                                INCOME STATEMENT
                                   (UNAUDITED)

                                                        MONTH ENDED
                                                         JULY 1998
                                                         ---------

NET SALES                                               $   246,177
COST OF SALES                                                67,508
                                                        -----------
     Gross profit                                           178,669
OPERATING EXPENSES:
   Sales and marketing                                       48,671
   Research and development                                  34,847
   General and administrative                                59,648
                                                        -----------
     Total operating expenses                               143,166
                                                        -----------
     Operating Income                                        35,503

INTEREST INCOME                                               1,261
INTEREST EXPENSE                                             (3,845)
                                                        -----------
NET INCOME                                                   32,919

DEEMED PREFERRED STOCK DIVIDENDS, INCLUDING $4,750 OF        (4,750)
   CUMULATIVE DIVIDENDS                                  -----------

NET INCOME APPLICABLE TO COMMON STOCK                   $    28,169
                                                        ===========
                                                        $       .01
                                                        ===========
NET INCOME PER COMMON SHARE - BASIC AND DILUTED

WEIGHTED AVERAGE COMMON SHARES ASSUMED
   OUTSTANDING:

   BASIC                                                  2,787,375
                                                        ===========
   DILUTED                                                2,829,677
                                                        ===========

Note:
In August 1998, the Company received $1 million upon the issuance of 400,000 shares of Series III Convertible Preferred Stock to Family Financial Strategies, Inc. and Special Situations LLP. Assuming the transaction had taken place as of July 31, 1998, total shareholders' equity would have been $2,177,248.


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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              TELIDENT, INC.

August 20, 1998                               By     /s/ W. Edward McConaghay
                                              ----------------------------------
                                              W. Edward McConaghay, President
                                              and Chief Executive Officer
                                              TELIDENT, INC.

August 20, 1998                               By     /s/ Carolyn L. Wright
                                              ----------------------------------
                                              Carolyn L. Wright
                                              Controller and Treasurer
                                              TELIDENT, INC.